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                                SOGEN FUNDS, INC.
                     1221 Avenue of the Americas, 8th Floor
                            New York, New York 10020

                                                                    July 1, 1999

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, Massachusetts 02109

                             Underwriting Agreement

Dear Sirs:

     SoGen Funds, Inc. (the "Company"), a Maryland corporation currently consisting of the portfolios listed on Schedule A, attached hereto, together with all other portfolios subsequently established and made subject to this Agreement, is engaged in the business of an investment company. Its Board of Directors has selected you to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended) of the shares of Capital Stock of the Company and you are willing to act as such principal underwriter and to perform the duties and functions of underwriter in the manner and on the conditions hereinafter set forth. Accordingly, the Company hereby agrees with you as follows:

     1. Copies of Corporate Documents. The Company will furnish you promptly with copies of any registration statements filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

     2. Registration and Sale of Additional Shares. The Company will from time to time use its best efforts to register under the Securities Act of 1933, as amended, such authorized shares of Capital Stock not already so registered as you may reasonably be expected to sell as agent on behalf of the Company. To the end that there will be available for sale such number of shares as you may reasonably be expected to sell, the Company, subject to the necessary approval of its shareholders, will, from time to time as may be necessary, increase the number of authorized shares. This agreement relates to the issue and sale of shares that are duly authorized and registered and available for sale by the Company, including repurchased and redeemed shares if and to the extent that they may be legally sold and if, but only if, the Company sees fit
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to sell them. You and the Company will cooperate in taking such action as may be necessary from time to time to qualify shares of the Company for sale in New
York and in any other states mutually agreeable to you and the Company, and to maintain such qualification, provided that such shares are duly registered under the Securities Act of 1933, as amended.

     The Company represents to you that all registration statements and prospectuses filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to the shares have been prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Company represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from you to do so with respect to a material change, you may, at your option, terminate this Agreement or decline to make offers of the Company's securities until such amendments are made. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or


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supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

     3. Solicitation of Orders. You will use your best efforts (but only in states in which you may lawfully do so) to obtain from investors orders for shares of the Capital Stock of the Company authorized for issue by the Company and registered under the Securities Act of 1933, as amended, provided that you may in your discretion refuse to accept orders for shares from any particular applicant. You may, as agent for the Company, solicit dealers for orders to purchase shares of the Capital Stock of the Company and may enter into selling agreements with any such dealers, the form of such agreements to be as mutually agreed upon, from time to time, by you and the Company. Each dealer must be a member of the National Association of Securities Dealers, Inc. or a foreign dealer not eligible for membership in such Association who has agreed in acting under the selling agreement to abide by the rules and regulations of such Association and not to use the United States mails or any means of interstate commerce in connection with the sales of such shares unless such foreign dealer is registered under the Securities Exchange Act of 1934 or such registration is not required.

     4. Sale of Shares. Subject to the provisions of paragraph 5 hereof and to such minimum purchase requirements as may from time to time be currently indicated in the Company's prospectus, you are authorized to sell as agent on behalf of the Company authorized and unissued shares of the Capital Stock of the Company registered under the Securities Act of 1933, as amended. Such sales may be made by you on behalf of the Company by transmitting promptly any orders received by you for the purchase and redemption of shares to the Company's transfer agent. The sales price to the public of such shares shall be the public offering price as defined in paragraph 6 hereof.

     Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of the Company's shares not in the best interest of the Company, the parties hereto may decline to accept any orders for, or make any sales of, any shares until such time as those parties deem it advisable to accept such orders and to make such sales and both parties shall mutually agree to any such determination.

     5. Sale of Shares to Investors by the Company. Any right granted to you to accept orders for shares or make sales on behalf of the Company will not apply to shares issued in


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connection with the merger or consolidation of any other investment company with the Company or its acquisition, by purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company, and such right shall not apply to shares that may be offered by the Company to shareholders by virtue of their being shareholders of the Company, including shares issued in payment of any dividend or distribution by the Company.

     6. Public Offering Price. All shares of the Company sold to investors by you as agent for the Company will be sold at the public offering price. The public offering price for all accepted orders will be the net asset value per share next computed after receipt of such an order, plus any applicable sales charge adjusted to the nearest full cent, as may from time to time be currently indicated in the Company's prospectus with respect to such order. Net asset value per share shall be computed in the manner provided in the Company's Articles of Incorporation, as now in effect or as it may be amended. The time of receipt of such an order shall be the time of its receipt by you or by a dealer selected by you as provided in paragraph 3 if transmitted on the day of receipt by such dealer to you prior to the close of your business on that day. The Company will not, without notifying you in advance, change the sales charges or dealer discounts applicable to the sales of its shares from those set forth in its then-current prospectus. You may also purchase as principal shares of the Company's Capital Stock at net asset value and sell such shares at the public offering price.

     7. Underwriting Discount. The Company shall receive from you the applicable net asset value on all orders for sales of shares of Capital Stock accepted by you as agent of the Company if the net sale price thereof has been deemed, in accordance with the Company's Articles of Incorporation, to be an asset of the Company in connection with a computation of net asset value for the sale of any other shares or the purchase or redemption of any shares. You shall be entitled to retain so much of the difference between the public offering price and the applicable net asset value as is not reallowed by you as a discount to dealers. Such reallowance shall be the same for all dealers and shall conform to such dealer discounts, if any, as may from time to time be currently indicated in the Company's prospectus. You will reimburse the Company for any increase in any issue tax paid by it which is attributable to such sales charge.

     8. Notice of Sale; Delivery of Payments. You will promptly notify the Company's transfer agent or shareholders' servicing agent of any orders for sales of shares of Capital Stock


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accepted by you, and you will deliver to the Company's shareholders' servicing agent all payments pursuant to orders for sales accepted by you no later than the first business day following the receipt by you in your home office of such payments, and, unless payment is not required under paragraph 7, in no event later than seven days after the receipt by you of such order, or, in case an extension of time is granted by the National Association of Securities Dealers, Inc., to the dealer submitting the order, in no event later than the expiration of such extension of time.

     9. Purchase of Shares. You are authorized to purchase as agent on behalf of the Company shares of the Capital Stock of the Company from record holders thereof. Such purchases may be made by you on behalf of the Company by accepting orders placed with you by such holders. The purchase price per share for all accepted orders will be the net asset value per share next computed after receipt of such an order, in the manner provided in the Company's Articles of Incorporation, as now in effect or as it may be amended. The time of receipt of such an order shall be the time of its receipt by you or by a dealer selected by you as provided in paragraph 3 if transmitted on the day of receipt by such dealer to you prior to the close of your business on that day. You will promptly notify the Company's transfer agent or shareholders' servicing agent of any such order accepted by you and will, if the shares subject to such order have been deemed to be no longer outstanding in connection with a computation of net asset value for the sale of any shares by the Company or the purchase or redemption of any shares by it deliver to such agent a proper request for purchase of such shares by the Company and any stock certificates for such shares not later than the first business day following the receipt by you in your home office of such request and certificates, and in no event later than seven days after the receipt by you of such order.

     10. Suspension of Sales and Purchases. If and whenever the determination of asset value is suspended pursuant to the Company's Articles of Incorporation, and such suspension has become effective, until such suspension is terminated no further orders for the sale or purchase of shares shall be accepted by you except such orders placed with you before you had knowledge of the suspension. In addition, the Company reserves the right to suspend sales and purchases and your authority to accept orders for sales and purchases of shares on behalf of the Company if, in the judgment of a majority of its Board of Directors or a majority of the Executive Committee of its Board of Directors, if such Committee exists, it is in the best interests of the Company to do


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so, such suspension to continue for such period as may be determined by such majority; and in that event, no shares will be sold or purchased by the Company or by you on behalf of the Company while such suspension remains in effect except for shares necessary to cover orders accepted by you before you had knowledge of the suspension. The Company will notify you promptly of any such suspension of the determination of net asset value or of any such suspension of sales and purchases of shares.

     The Company agrees to advise you immediately in writing:

     (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

     (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

     (c) of the happening of any event, to the best of its knowledge, which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

     (d) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission that materially affect the performance of your services under this Agreement.

     11. Expenses. The Company will pay all fees and expenses in connection with the preparation and filing of any registration statement and prospectus or amendments thereto under the Securities Act of 1933, as amended, covering the issue and sale of its shares and in connection with the qualification of shares for sale in the various states and countries in which the Company shall determine it advisable to qualify such shares for sale, the costs of all stock certificates and the fees and expenses of its transfer agent or shareholders' servicing agent or registrar. It will also pay any issue taxes (subject to partial reimbursement under paragraph 7 hereof). You will pay all expenses of printing prospectuses and other sales literature (except copies of prospectuses and other sales literature which may from time to time be sent to existing shareholders of the Fund), all fees and expenses in connection with your qualification as a dealer in the various states and countries, and all other expenses in connection with the sale and


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offering for sale of the shares of the Company which are not payable by the
Company pursuant to the provisions of this paragraph 11.

     12. Conformity with Law. You agree that in selling and purchasing the shares of the Company you will duly conform in all respects with the laws of the United States and any state or country in which such shares may be offered for sale by you pursuant to this agreement.

     13. Indemnification. You agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended, against any and all losses, claims, damages, liabilities or litigation expenses (including legal and other expenses) to which the Company or such directors, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person or the sale of any shares by any person to the Company through you which (i) may be based upon any wrongful act by you or any of your employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Company by you, provided, however, that in no case is your indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

     The Company agrees to indemnify and hold harmless you and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, against any and all losses, claims, damages, liabilities or litigation expenses (including legal and other expenses) to which you or such directors, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person or the sale of any shares by any person to the Company through you which (i) may be based upon any wrongful act by the Company or any of its employees or representatives, or (ii) except as described in clause


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(ii) of the preceding paragraph, may be based upon any untrue statement or alleged untrue statement or a material fact contained in a registration statement or prospectus covering shares of the Company or any amendment thereof or supplement thereto or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that in no case is the Company's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement. You hereby waive any rights to indemnification concerning your obligations and duties hereunder to which you might be entitled under the Company's By-Laws.

     You are not authorized to give any information or to make any representations on behalf of the Company in connection with the sale or purchase of shares of the Company other than the information and representations contained in a registration statement or prospectus covering shares of the Company, as such registration statement and prospectus may be amended or supplemented from time to time. No person other than you is authorized to act as agent for the Company in connection with the offering or sale of shares of the Company to the public or otherwise.

     14. Duration and Termination of This Agreement. This Agreement shall become effective as of the date hereof and will continue for an initial two-year term and will continue from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Company. In addition, the Company may not renew or perform this Agreement unless the terms thereof and any renewal thereof have been approved by the vote of a majority of directors of the Company who are not interested persons of you or of the Company cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Company, by vote of a majority of the outstanding voting securities of the Company, or by you. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 14, the definitions contained in Section 2(a) of the Investment Company Act of 1940, as amended, and Rules


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thereunder (particularly the definitions of "interested person", "assignment",
"voting security" and "vote of a majority of the outstanding voting securities") shall be applied.

     15. Amendment of This Agreement. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver discharge or termination is sought. If the Company should at any time deem it necessary or advisable in the best interests of the Company that any amendment of this agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify you of the form of such amendment, and the reasons therefor, and if you should decline to assent to such amendment, the Company may terminate this agreement forthwith. If you should at any time request that a change be made in the Company's Articles of Incorporation or By-Laws, or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which you are or may be a member, relating to the sale of the shares of the Company, and the Company should not make such necessary change within a reasonable time, you may terminate this agreement forthwith.

     16. Miscellaneous.

     (a) The captions in this agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (b) The Company recognizes that, except to the extent otherwise agreed to by the parties hereto, your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with other corporations and trusts.

     (c) In the event that the Board of Directors of any additional portfolios indicate by vote that such portfolios are to be made parties to this Agreement, whether such portfolios were in existence at the time of the effective date of this Agreement or subsequently formed, Schedule A


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hereto shall be amended to reflect the addition of such new portfolios and such new portfolios shall thereafter become parties hereto. In the event that any of the portfolios on Schedule A terminates its registration as a management investment company, or otherwise ceases operations, Schedule A shall be amended to reflect the deletion of such portfolio and its various classes.

     (d) This Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

     (e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     (f) You hereby represent, warrant and covenant that your computer software and hardware used in the performance of Underwriting Services ("Services") and the provision of the services itself for the Company are Year 2000 Compliant. For the purposes of this Agreement, "Year 2000 compliant" means that the equipment/software: (a) will manage, manipulate, input, accept, process, store and output data involving 4-digit year dates, including single century formulas and multi-century formulas, and will not malfunction or generate incorrect values or invalid results involving such dates; and (b) shall accurately process date/time data from, into and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculations; and (c) provides that all date-related user and data interface functionalities and data fields include the indication of century; and (d) when used in combination with other information technology shall accurately process date/time data if the other information technology properly exchanges date/time data with it; and (e) will not cause any other item that is otherwise Year 2000 Compliant to fail to be Year 2000 Compliant. In the event of any breach of this warranty, you shall, as expeditiously as possible, replace or repair non-compliant products or systems so as to minimize interruption to the Company's ongoing business operations, time being of the essence, at your sole cost and expense.

     You also agree that if, as a result of your breach of this Warranty, the Company is subjected to any fine, penalty, or other regulatory sanction or damages, you will reimburse the Company for such fine, penalty or damages and any related costs and expenses, including but not limited to attorney fees and expenses.


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     If you are in agreement with the foregoing, please sign the form of acceptance an the accompanying counterpart of this letter and return such counterpart to the Company, whereupon this letter shall become a binding contract.

                                          Yours very truly,

                                          SOGEN FUNDS, INC.



                                          By  ________________________________
                                                Vice President
The foregoing Agreement is
hereby accepted as of the
date thereof.

FUNDS DISTRIBUTOR, INC.


By ___________________________

Name: ________________________

Title: _______________________


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                                   SCHEDULE A


                                SOGEN FUNDS, INC.

                            SoGen International Fund
                               SoGen Overseas Fund
                                 SoGen Gold Fund
                                SoGen Money Fund


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